UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material under Rule 14a-12
ETSY, INC.
(Name of registrant as specified in its charter)
(Name of person(s) filing proxy statement, if other than the registrant)
Payment of Filing Fee (Check all boxes that apply):
☒     No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

The following material supplements the definitive proxy statement on Schedule 14A of Etsy, Inc. (“Etsy” or the “Company”), filed with the Securities and Exchange Commission on April 28, 2025 (the “Proxy Statement”) relating to Etsy’s Annual Meeting of Stockholders to be held on June 17, 2025 (the “Annual Meeting”).

Election of Marc Steinberg to the Board of Directors of Honeywell International Inc.

After Etsy’s Proxy Statement was filed, Marc Steinberg, a member of Etsy’s Board of Directors, was elected to the board of directors of Honeywell International Inc. (“Honeywell”), effective May 31, 2025.

This supplement should be read in conjunction with Etsy’s Proxy Statement, including Mr. Steinberg’s full biography.

Voting Matters

The election of Mr. Steinberg to the board of directors of Honeywell as described above does not impact Proposal 1: Election of Directors to be voted on at Etsy’s Annual Meeting. Mr. Steinberg continues to be an Etsy Board nominee for re-election as a Class 1 director for a three-year term.

Please note that any proxy card or voting instruction form that you may have received has not changed and may still be used to vote your shares in connection with the Annual Meeting.